UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note and Mortgage, Assignment of Rents and Security Agreement

On August 6, 2020, 1612 E. Cape Coral Parkway Holding Co., LLC (“Borrower”), a Florida limited liability company and subsidiary of the Company entered into a Promissory Note and Mortgage, Assignment of Rents, and Security Agreement (collectively, the “Loan Documents”) with Northern Equity Group, Inc., JKH Ventures, Inc., and Donald Ross, LLC (collectively “Lenders”) pursuant to which Borrower borrowed the principal amount of $1 million. The Promissory Note requires monthly payments of interest only at a fixed rate of 12% per annum. Payment of unpaid principal and any accrued and unpaid interest is due on August 5, 2021. Pursuant to the Mortgage, Assignment of Rents and Security Agreement, repayment of the Promissory Note is secured by a first mortgage on the real property and improvements located at 1612 East Cape Coral Parkway, Cape Coral, FL. 33904 (the “Collateral”). At closing, we received $396,762 in net proceeds after closing costs and other fees and costs and after paying off the outstanding principal in the amount of $ 0.5 million, plus accrued interest, under a Promissory Note held by USA Regrowth Fund LLC.

The Borrower may prepay any part of the loan at any time however any such prepayments made before February 6, 2021 will be subject to a prepayment fee unless such prepayment is made in connection with the sale of the Collateral to a bona fide third-party purchaser. The Loan Documents contain covenants usual and customary for loans of its type, including, the obligation to maintain, repair, and insure, and not to encumber the Collateral.

Obligations under the Loan Documents may be declared due and payable upon the occurrence of certain events of default, as defined in the Loan Documents, including failure to pay any obligations when due and payable and the failure to comply with any covenant or representation of any Loan Document.

The foregoing descriptions of the Promissory Note and Mortgage, Assignment of Rents, and Security Agreement Contract do not purport to be complete and are qualified in their entirety by reference to the text of such documents. The Company plans to file the Promissory Note and Mortgage, Assignment of Rents, and Security Agreement with its Quarterly Report on Form 10-Q for the period ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: August 11, 2020

	By:	/s/ James E. May
Name: James E. May
Title: Chief Executive Officer

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